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                                                 PGS-10/12/98 - Option Agreement

                                   EXHIBIT 4.2
                                   -----------

                                OPTION AGREEMENT
                                ----------------


         OPTION AGREEMENT, effective as of October 19, 1998, by and between LAS VEGAS DISCOUNT GOLF & TENNIS, INC., a Colorado corporation with offices at 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada 89118 ("LVDGT"), and ASI GROUP, L.L.C., a Nevada limited liability company, c/o Agassi Enterprises, Inc., 3960 Howard Hughes Parkway, Suite 750, Las Vegas, Nevada 89109 ("ASIG"):


                              W I T N E S S E T H :
                              ---------------------


         WHEREAS, ASIG and LVDGT are entering into an investment agreement (the "Investment Agreement") simultaneously herewith which Investment Agreement provides for the purchase by ASIG of certain capital stock of LVDGT. All terms used but not defined herein shall have the meanings ascribed to them in the Investment Agreement.

         WHEREAS, to induce ASIG to enter into the Investment Agreement, ASIG is hereby granted options to purchase Shares (as defined herein) on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, ASIG and LVDGT hereby agree as follows:

         SECTION 1.  DEFINITIONS.

         For purposes of this Agreement, the following capitalized terms shall have the respective meanings indicated below.

         "ACT" shall mean the Securities Act of 1933, as it may be amended.

         "ADDITIONAL SHARES" shall mean all Shares (including treasury Shares) issued or sold (or, deemed to be issued) by LVDGT after the date hereof, whether or not subsequently reacquired or retired by LVDGT.

         "AFFILIATE" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual, or one or more members of such immediate family or any Person who is controlled by any such member or trust. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled


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                                                 PGS-10/12/98 - Option Agreement


by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person having, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, by voting agreement or by proxy) of voting securities or similar equity interests, by contract or otherwise. Any Person owning or controlling directly or indirectly 10% or more of the voting securities or similar equity interests of another Person shall be deemed to be an Affiliate of such person.

         "BUSINESS DAY" shall mean any other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law or other governmental action to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         "CONVERTIBLE SECURITIES" shall mean any evidence of indebtedness, shares of stock (other than Shares) or other securities directly or indirectly convertible into or exchangeable for Additional Shares.

         "CURRENT MARKET PRICE" shall mean on any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Shares are then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

         "EMPLOYEE OPTIONS" shall mean options (other than the Option) to subscribe for, purchase or otherwise acquire Additional Shares at an exercise price equal to no less than the Current Market Price on the date of issuance of such options, which options are issued to bona-fide employees of or consultants to LVDGT (other than members of the Boreta family) pursuant to a stock option plan adopted by the Board of Directors of LVDGT.

         "EMPLOYEE SHARES" shall mean Additional Shares issued upon exercise of an Employee Option.

         "MARKET PRICE" shall mean on any date specified herein, the amount per share of the Shares, equal to (a) the last sale price of such Shares, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Shares is then listed or admitted to trading, or (b) if such Shares are not then listed or admitted to trading on any national securities exchange but it designated as a national market system security by the NASD, the last trading price of the Shares on such date, or (c) if there shall have been not trading on such date or if the Shares are not so designated, the average of the closing bid and asked prices of the Shares on such date as shown by the NASD automated quotation system, or (d) if such Shares are not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of LVDGT as of the last day of any month ending with 60 days preceding the date as of which the


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                                                 PGS-10/12/98 - Option Agreement


determination is to be made or (y) the fair value thereof determined in good faith by the Board of Directors of LVDGT as of a date which is within 180 days of the date as of which the determination is to be made.

         "NASD" shall mean The National Association of Securities Dealers, Inc.

         "OPTION" shall mean the right of ASIG to purchase, at ASIG's election, in accordance with the terms of this Agreement, a number of Shares up to the Option Number, upon payment of the aggregate Option Price for the number of Shares so purchased, subject to adjustment as provided herein.

         "OPTION NUMBER" shall mean 347,975 Shares, as such number may be adjusted as provided herein.

         "OPTION PRICE" shall be, on a per Share basis, $1.8392. The Option Price shall be adjusted and readjusted from time to time as provided herein and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required hereby. In the event of a Shares dividend, Shares split, or combination of Shares which results in a proportionate increase or decrease in the number of Shares, the Option Price then in effect shall be decreased (in the case of a proportionate increase in Shares outstanding) or increased (in the case of a proportionate decrease in Shares outstanding) in the same proportion. In the event of a recapitalization, reorganization, consolidation, merger or similar transaction where Shares are changed into or exchanged for a different number of Shares or different capital stock or other securities, the Option Price then in effect shall apply to so much of the different shares of capital stock or other securities as are received with respect to each Share so changed or exchanged. ASIG shall be given prompt written notice of any such event, which notice shall include in reasonable detail the calculation of any adjustments to the Option Price.

         "OTHER OPTIONS" shall mean rights or options (other than the Option) to subscribe for, purchase or otherwise acquire either Additional Shares or Convertible Securities.

         "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "SHARES" shall mean the shares of the common stock of LVDGT, no par value, outstanding at any time.

         SECTION 2.  OPTIONS.

         2.1 GRANT OF OPTION. LVDGT hereby grants to ASIG the Option, which is immediately exercisable. The Option may be exercised in full or in any number of partial exercises at any time or times at or prior to the tenth anniversary hereof.


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                                                 PGS-10/12/98 - Option Agreement


         2.2 EXERCISE OF OPTION. An Option may be exercised in whole or in part by ASIG by serving written notice (the "Option Notice") upon LVDGT specifying the number of Shares then to be purchased. An Option shall be exercisable at a purchase price equal to the product of the number of Shares to be purchased multiplied by the Option Price then in effect. The closing for each such purchase shall be held at the offices of LVDGT on a day not later than 30 Business Days after the date of the Option Notice. At the closing, LVDGT shall deliver to ASIG, against payment of the purchase price specified in this Section 2.2, certificates for the Shares purchased, free and clear of all pledges, options, claims, liens, security interests and encumbrances of any kind, other than the requirements of federal and state securities laws respecting limitations on the subsequent transfer thereof, which certificates shall be duly endorsed in blank or with appropriate duly executed blank stock transfer powers attached, with signatures guaranteed by a commercial bank or trust company or a member firm of a national securities exchange and with all requisite stock transfer tax stamps attached or provided for.

         SECTION 3.  ADJUSTMENT OF SHARES ISSUABLE UPON EXERCISE.

         3.1 GENERAL; OPTION PRICE. The number of Shares which ASIG shall be entitled to receive upon each exercise of the Option shall be determined by multiplying the number of Shares which would otherwise (but for the provisions of this Section) be issuable upon such exercise, as designated by ASIG, by the fraction of which (a) the numerator is the Option Price in effect on the date hereof and (b) the denominator is the Option Price in effect on the date of such exercise.

         3.2 ADJUSTMENT OF OPTION PRICE.

                  3.2.1 ISSUANCE OF ADDITIONAL SHARES. In case LVDGT at any time or from time to time after the date hereof shall issue or sell Additional Shares (including Additional Shares deemed to be issued pursuant hereto) without consideration or for a consideration per Share less than the greater of the Current Market Price and the Option Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.7, such Option Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Option Price by a fraction

                  (a) the numerator of which shall be (i) the number of Shares outstanding immediately prior to such issue or sale plus (ii) the number of Shares which the aggregate consideration received by LVDGT for the total number of such Additional Shares so issued or sold would purchase at the greater of such Current Market Price and such Option Price, and

                  (b) the denominator of which shall be the number of Shares outstanding immediately after such issue or sale,


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                                                 PGS-10/12/98 - Option Agreement


PROVIDED that, for the purposes of this subsection, (x) immediately after any Additional Shares are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding and (y) treasury shares shall not be deemed to be outstanding.

                  3.2.2 EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case LVDGT at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Other Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Shares, other than (a) a dividend payable in Additional Shares or (b) a regular periodic cash dividend at a rate not in excess of 110% of the rate of the last regular periodic cash dividend theretofore paid, then, and in each such case, subject to Section 3.7, the Option Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest
 .001 of a cent) determined by multiplying such Option Price by a fraction

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, in the Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of LVDGT) applicable to one Share, and

                  (y)      the denominator of which shall be such Current Market
                           Price,

PROVIDED that, in the event that the amount of such dividend as so determined is equal to or greater than 50% of such Current Market Price or in the event that such fraction is less than 1/2, in lieu of the foregoing adjustment, adequate provision shall be made so that ASIG shall receive a pro rata share of such dividend based upon the maximum number of shares at the time issuable to ASIG (determined without regard to whether the Option is exercisable at such time).

         3.3 TREATMENT OF OTHER OPTIONS AND CONVERTIBLE SECURITIES. In case LVDGT at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to received, any Other Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Other Options or, in the case of Convertible Securities and Other Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), PROVIDED that such Additional Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such Shares would be less than the greater of the



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                                                 PGS-10/12/98 - Option Agreement


Current Market Price and the Option Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, in the Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and PROVIDED, FURTHER, that in any such case in which Additional Shares are deemed to be issued

                  (a) no further adjustment of the Option Price shall be made upon the subsequent issue or sale of Convertible Securities or Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Other Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares issuable upon the exercise of such Other Options or the conversion or exchange of such Convertible Securities by reason of
                           (x) a change of control of LVDGT, (y) the acquisition by any Person or group of Persons of any specified number of percentage of the voting securities of LVDGT or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares, Other Options or Convertible Securities, as the case may be;

                  (b) if such Other Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to LVDGT, or decrease in the number of Additional Shares issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Option Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by LVDGT and cancellation or retirement) of any such Other Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by LVDGT and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Option Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the records date, or date prior to the commencement


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                                                 PGS-10/12/98 - Option Agreement


                           of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Other Options for Shares or Convertible Securities, the only Additional Shares issued or sold were the Additional Shares, if any, actually issued or sold upon the exercise of such Other Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by LVDGT for the issue, sale, grant or assumption of all such Other Options, whether or not exercised, plus the consideration actually received by LVDGT upon such exercise, or the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by LVDGT upon such conversion or exchange (less the consideration, if any, actually paid by LVDGT to purchase all such Other Options), and

                           (ii) in the case of Other Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Other Options were issued at the time of the issue, sale, grant or assumption of such Other Options, and the consideration received by LVDGT for the Additional Shares deemed to have then been issued was the consideration actually received by LVDGT for the issue, sale, grant or assumption of all such Other Options, whether or not exercised, plus the consideration deemed to have been received by LVDGT (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Other Options were actually exercised (less the consideration, if any, actually paid by LVDGT to purchase all such Other Options);

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Option Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Other Options or Convertible Securities; and

                  (e) in the case of any such Other Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Option Price shall be


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                                                 PGS-10/12/98 - Option Agreement


                           made until the expiration or exercise of all such Other Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

         3.4 TREATMENT OF SHARE DIVIDENDS, SHARE SPLITS, ETC. In case LVDGT at any time or from time to time after the date hereof shall declare or pay any dividend on the Shares payable in Shares, or shall effect a subdivision of the outstanding Shares into a greater number of Shares (by reclassification or otherwise than by payment of a dividend in Shares), then, and in each such case, Additional Shares shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         3.5 COMPUTATION OF CONSIDERATION. For the purposes of this Section,

                  (a) the consideration for the issue or sale of any Additional Shares shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed at the net amount of cash received by LVDGT, without deducting any expenses paid or incurred by LVDGT or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii)     insofar as it consists of property
                                    (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of LVDGT, and

                           (iii) in case Additional Shares are issued or sold together with other stock or securities or other assets of LVDGT for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares, all as determined in good faith by the Board of Directors of LVDGT;

                  (b) Additional Shares deemed to have been issued pursuant to Section 3.3, relating to Other Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing


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                                                 PGS-10/12/98 - Option Agreement


                           (i) the total amount, if any, received and receivable by LVDGT as consideration for the issue, sale, grant or assumption of the Other Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to LVDGT upon the exercise in full of such Other Options or the conversion or exchange of such Convertible Securities or, in the case of Other Options for Convertible Securities, the exercise of such Other Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Other Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issue for no consideration.

         3.6 ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the Option Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         3.7 MINIMUM ADJUSTMENT OF OPTION PRICE. If the amount of any adjustment of the Option Price required pursuant to this Section would be less than one percent (1%) of the Option Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Option Price.

         3.8 EMPLOYEE OPTIONS; EMPLOYEE SHARES. Notwithstanding anything to the contrary contained herein, no adjustment to the Option Price shall be required to be made hereunder with respect to the grant or exercise of Employee Options or the issuance of Employee Shares.


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                                                 PGS-10/12/98 - Option Agreement


         4. CONSOLIDATION, MERGER, ETC.

         4.1 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case LVDGT after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into LVDGT and LVDGT shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Shares (other than a capital reorganization or reclassification resulting in the issue of Additional Shares for which adjustment in the Option Price is provided herein), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Option, ASIG, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Option Price in effect at the time of such consummation for all Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Shares issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Option immediately prior thereto (determined without regard to whether the Option is exercisable at such time).

         4.2 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Option to the contrary, LVDGT will not effect any of the transactions described in subdivision (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than LVDGT) which may be required to deliver any stock, securities, cash or property upon the exercise of this Option as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Option, (a) the obligations of LVDGT under this Option (and if LVDGT shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release LVDGT from, any continuing obligations of LVDGT under this Option), and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Option shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Option or the exercise of any rights pursuant hereto.


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                                                 PGS-10/12/98 - Option Agreement


         SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF LVDGT.

         LVDGT jointly and severally represents, warrants and covenants to ASIG as follows:

         (a) ORGANIZATION AND QUALIFICATION. LVDGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

         (b) AUTHORITY RELATIVE TO THIS AGREEMENT. LVDGT has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions and no other proceedings on the part of LVDGT or its respective stockholders are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by LVDGT, and (assuming this Agreement is the valid and binding obligation of ASIG) constitutes a valid and binding agreement of LVDGT, enforceable against LVDGT in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) NO VIOLATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) constitute a breach or violation of or default under the Certificate of Incorporation or the By-laws of LVDGT or (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of LVDGT under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which LVDGT is a party or to which LVDGT or any of its properties or assets may be subject, other than, in the case of clause (ii), such events that would not, either individually or in the aggregate, prevent or delay the consummation of the transactions contemplated hereby. The (i) execution, delivery and performance of this Agreement by LVDGT will not require the consent or approval of any other party, and (ii) the execution, delivery and performance by LVDGT


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
                                                 PGS-10/12/98 - Option Agreement


                  of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under any law, rule or regulation or any judgment, decree, order, governmental permit or license to which LVDGT is subject. To the knowledge of LVDGT, no challenges to the validity or effectiveness of this Agreement, or any other agreement or instrument necessary to consummate the transactions contemplated hereby, have been made by any governmental authority or other person.

         (d) OWNERSHIP OF SHARES. Upon payment of the Option Price, ASIG will acquire, good and valid title to the Shares received, free and clear of any lien, charge, encumbrance, security interest, claim or right of others of whatever nature other than the requirements of the federal and state securities laws respecting limitations on the subsequent transfer thereof, and shall be free or preemptive rights.

         SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASIG.

         ASIG hereby represents, warrants and covenants:

         (a) That ASIG, either individually or together with ASIG's advisers, has knowledge and experience in financial and business matters; is familiar with all of the financial and other features of LVDGT; is capable of evaluating the merits and risks of an investment in LVDGT; and is able to bear the economic risk of an investment in the Option and, upon exercise of the Option, the Shares.

         (b) That AEI's acquisition of the Option and in the event of the exercise thereof, the Shares is based upon and will be based upon ASIG's independent evaluation of the long-term prospects of LVDGT, and that ASIG has been furnished with such financial and other information as it has requested concerning LVDGT.

         (c) That ASIG is acquiring the Option and will acquire the Shares which may be transferred to ASIG upon the exercise of the Option for ASIG's own account, for investment purposes only, and not with a view to the resale, transfer or other disposition thereof.

         (d) That ASIG will not offer, sell, hypothecate, transfer or otherwise dispose of the Option or any of the Shares, as the case may be, unless:

                  (i) A registration statement covering such of the Shares which are to be so transferred has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is

                                                 PGS-10/12/98 - Option Agreement


                           accompanied by a prospectus relating to a registration statement which is in effect under the Act covering such of the Shares which are to be sold, transferred or otherwise disposed of and meeting the requirements of Section 10 of the Act; or

                  (ii) Counsel satisfactory to LVDGT renders an opinion in writing and addressed to LVDGT, reasonably satisfactory in form and substance to LVDGT, that in the opinion of such counsel, registration under the Act or the Exchange Act is not required in order to effect such proposed transaction

         SECTION 7. RESERVATION OF SHARES, ETC.

         LVDGT will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Option the number of Shares from time to time issuable upon full exercise of the Option. All Shares issuable upon exercise of the Option at any time shall be duly authorized and, when issued upon such exercise, shall be validly issued and fully paid and nonassessable with no liability on the part of ASIG.

         SECTION 8. NO DILUTION OR IMPAIRMENT.

         LVDGT will not by amendment of its organizational documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Option against dilution or other impairment. Without limiting the generality of the foregoing, LVDGT (a) will not permit the par value of any Shares receivable upon the exercise of this Option to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that LVDGT may validly and legally issue fully paid and non-assessable Shares on the exercise of the Option from time to time, (c) will not take any action which results in any adjustment of the Option Price if the total number of Shares issuable after the action upon full exercise of the Option would exceed the total number of Shares then authorized by LVDGT's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets. In case any event shall occur as to which any of the provisions of this Option are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Option in accordance with the essential intent and principles contained herein, then, in each such case, LVDGT shall, at its sole cost and expense, appoint a firm of independent certified public accountants of

                                                 PGS-10/12/98 - Option Agreement


recognized national standing (which may be the regular auditors of LVDGT), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve, without dilution, the purchase rights represented by this Option. Upon receipt of such opinion, LVDGT will promptly mail a copy thereof to the holder of this Option and shall make the adjustments described therein.

         SECTION 9. REGISTRATION.

         9.1 ISSUANCE OF SHARES. If any Shares required to be reserved for purposes of exercise of this Option require registration with or approval of any governmental authority under any federal or state law (other than the Act) before such Shares may be issued upon exercise, LVDGT will, at its expense and as expeditiously as possible, cause such Shares to be duly registered or approved, as the case may be. At any such time as Shares are listed on any national securities exchange, LVDGT will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the Shares issuable upon exercise of the then outstanding portion of the Option and maintain the listing of such Shares after their issuance; and LVDGT will also list on such national securities exchange, will register under the Securities Exchange Act of 1934 and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Option, if and at the time that any securities of the same class shall be listed on such national securities exchange by LVDGT.

         9.2 REGISTRABLE SECURITIES. The Shares issued upon exercise of the Option shall be considered "Registrable Securities" pursuant to and under the Investment Agreement and the holders of such Shares shall have all the rights and privileges of holders of Registrable Securities as set forth in the Investment Agreement, which is incorporated herein by reference.

         SECTION 10. SPECIFIC PERFORMANCE; REMEDIES.

         The parties acknowledge and agree that irreparable damage will result to ASIG in the event that this Agreement is not specifically enforced. Therefore, the rights to, or obligations of, purchase and sale of the Shares hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement or available at law or in equity shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which either party may have under this Agreement or otherwise.

         SECTION 11. SEVERABILITY.

         If any provisions of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

                                                 PGS-10/12/98 - Option Agreement


         SECTION 12. NOTICES.

         All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed by first class, registered mail, return receipt required, postage and registry fees prepaid, and addressed as follows:

                  If to LVDGT:      5325 South Valley View Boulevard
                                    Suite 10
                                    Las Vegas, Nevada 89118

                  If to ASIG:       c/o Agassi Enterprises, Inc.
                                    3960 Howard Hughes Parkway, Suite 750
                                    Las Vegas, Nevada 89109

                  with a copy to:   International Merchandising Corporation
                                    IMG Center, Suite 100
                                    1360 East 9th Street
                                    Cleveland, Ohio 44114
                                    Attention: Tony Decello

Either party by notice in writing mailed to the other party may change the name and address to which notices, requests, demands and other communications shall be mailed.

         SECTION 13. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflict of law principles that might require the application of the laws of another jurisdiction.

         SECTION 14. ARBITRATION.

         The parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in Las Vegas, Nevada, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. Each party shall have the right to take the deposition of one individual and any expert witness designated by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of

                                                 PGS-10/12/98 - Option Agreement


persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Nevada courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Nevada could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         SECTION 15. AMENDMENTS, ETC.

         This Agreement may not be modified or amended, and no provision hereof may be waived, except by an instrument in writing signed by the parties hereto.

         SECTION 16. SUCCESSORS AND ASSIGNS.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns and transferees. No party hereto may assign their rights and obligations hereunder without the prior written consent of the other party hereto; except that ASIG may, after providing LVDGT with written notice, transfer and assign its rights under this Agreement to any member of ASIG, any other entity wholly owned by any such member or to one or more trusts for such member's estate planning purposes.

         SECTION 17. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LAS VEGAS DISCOUNT GOLF & TENNIS, INC.     ASI GROUP, L.L.C.

                                           By: Sunbelt Communications Company,
                                               ------------------------------
                                               a Member

By /s/ Vaso Boreta                         By /s/ James Earl Rogers
   --------------------------------           --------------------------------
     Name:  Vaso Boreta                         Name:  James Earl Rogers
     Title:  President                          Title:  President